UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 25, 2009 (November 20, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)
(703) 390-2700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On November 20, 2009, SkyTerra LP (formerly Mobile Satellite Ventures LP) (“SLP”), SkyTerra (Canada) Inc. (formerly Mobile Satellite Ventures (Canada) Inc. (“SLC”), SkyTerra Communications, Inc. (“SkyTerra” and together with SLP and SLC the “SkyTerra Parties”) executed a Letter Agreement, attached hereto as Exhibit 2.1, with Inmarsat Global Limited (“Inmarsat”) (the SkyTerra Parties and Inmarsat, collectively, the “Parties”) relating to the Cooperation Agreement dated as of December 20, 2007 (the “Cooperation Agreement”) between the Parties.

Pursuant to the Letter Agreement, the Parties agreed that the occurrence and declaration of the “Effective Date” thereunder would be satisfied through the payment of $31,250,000 in cash to Inmarsat (the “Cash Payment”) on or before December 20, 2009, in lieu of the payment in SkyTerra Common Stock that is otherwise required in order to declare the Effective Date under the Cooperation Agreement. In accordance with the terms of the Letter Agreement, SkyTerra has the option to make the Cash Payment to trigger the continuing rights set forth under the Cooperation Agreement upon the occurrence of the Effective Date, principally the extension through September 1, 2011 of the options for additional spectrum band plan phase implementation, strategic trials utilizing certain of Inmarsat’s spectrum, and continued international spectrum cooperation, each as more fully described in the Cooperation Agreement.

The Cooperation Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2007, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Number	Description
2.1	Letter Agreement relating to Cooperation Agreement between SkyTerra LP, SkyTerra (Canada) Inc., SkyTerra Communications, Inc., and Inmarsat Global Limited dated November 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 25, 2009	By:	/s/ Gary M. Epstein
Name: Gary M. Epstein
Title: Executive Vice President, Law & Regulation

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